Exhibit 99.1

NEWS RELEASE

Contact:
Alliance Imaging
Howard Aihara
Executive Vice President
Chief Financial Officer
(714) 688-7100

ALLIANCE IMAGING REPORTS RESULTS
FOR THE FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2006

ANAHEIM, CA—February 21, 2007—Alliance Imaging, Inc. (NYSE:AIQ), a leading national provider of diagnostic imaging services, announced results for the fourth quarter and year ended December 31, 2006.

Fourth Quarter and Full Year 2006 Financial Results
Revenue for the fourth quarter of 2006 increased 1.3% to $111.7 million from $110.2 million in the comparable 2005 quarter.  For full year 2006, revenue was $455.8 million, which was above the Company’s previously reported guidance range of $452.5 million to $455.5 million.  Full year 2006 revenue increased 5.8% to $455.8 million from $430.8 million in 2005.

Alliance’s Adjusted EBITDA (as defined below), was $40.9 million in the fourth quarter of 2006, a 9.1% increase compared to $37.5 million in the same quarter a year ago.  For full year 2006, Adjusted EBITDA totaled $171.6 million, which was above the Company’s previously reported guidance range of $168.5 million to $171.0 million.  Full year 2006 Adjusted EBITDA increased 7.3% to $171.6 million compared to $160.0 million for full year 2005. “Adjusted EBITDA” as defined under the terms of Alliance’s Credit Agreement, is earnings before interest expense, net of interest income; income taxes; depreciation expense; amortization expense; minority interest expense; non-cash share-based compensation; a maximum of $750,000 of severance and related costs in each fiscal year; a class action lawsuit settlement; and other non-cash charges.  For a more detailed discussion of Adjusted EBITDA and reconciliation to net income, see the table entitled “Adjusted EBITDA” included in the tables following this release.

Earnings per share on a diluted basis, in accordance with generally accepted accounting principles, was $0.10 per share in the fourth quarter of 2006 and $0.05 per share in the fourth quarter of 2005.

Earnings per share on a diluted basis were $0.40 per share for the full year 2006 and $0.39 for the full year 2005.  Non-cash share-based compensation and severance and related costs reduced diluted earnings per share by $0.04 in the full year of 2006. The class action lawsuit settlement, net of taxes, reduced diluted earnings per share by $0.03 for full year 2006. Severance and related costs and employment agreement costs reduced diluted earnings per share by approximately $0.01 in full year 2005.

Cash flows provided by operating activities were $40.7 million in the fourth quarter of 2006 compared to $34.0 million in the corresponding quarter of 2005, and totaled $117.9 million and $127.1 million for the full year of 2006 and 2005, respectively.  Capital expenditures in the fourth quarter of 2006 were $18.5 million compared to $30.0 million in the fourth quarter of 2005, and were $75.0 million and $76.5 million for the full year of 2006 and 2005, respectively.  In addition, the Company entered into capital lease obligations totaling $3.3 million in 2006. Alliance opened one new fixed-site in the fourth quarter of 2006 and opened a total of 11 new fixed-sites in 2006. Alliance operated 68 fixed-sites as of December 31, 2006.

Alliance’s total long-term debt (including current maturities) decreased $50.2 million to $529.4 million as of December 31, 2006 from $579.6 million as of December 31, 2005.  Cash and cash equivalents increased $3.0 million to $16.4 million at December 31, 2006 from $13.4 million at December 31, 2005.

Paul S. Viviano, Chairman of the Board and Chief Executive Officer, stated, “We are pleased with our 2006 performance.  Our 2006 results were driven by a focus on revenue growth and driving cost efficiencies.  We are well positioned to withstand the challenges of the diagnostic imaging industry.  One of the most significant challenges in 2007 is the change in reimbursement related to the Deficit Reduction Act of 2005, which will affect direct billings to Medicare intermediaries.  Our focus in 2007 will be to continue to grow our PET/CT and fixed-site businesses, primarily on a wholesale basis, build one to three radiation oncology centers, and operate our core mobile MRI business as efficiently as possible.  By focusing on these initiatives, we expect Alliance to continue to distinguish itself in this challenging environment.”

Fourth Quarter and Full Year 2006 Earnings Conference Call
Investors and all others are invited to listen to a conference call discussing fourth quarter and full year 2006 results.  The conference call is scheduled for Thursday, February 22 at 1:00 p.m. Eastern Time.  The call will be broadcast live on the Internet and can be accessed by visiting the Company’s website at www.allianceimaging.com.  Click on Audio Presentations in the Investor Relations section of the website to access the link. The conference call can also be accessed at (888) 247-2250 (United States) or (973) 935-8452 (International).  Interested parties should call at least five minutes prior to the conference call to register.  A replay of the call can be accessed until May 21, 2007 by visiting the Company’s website or by calling (877) 519-4471 (United States) or (973) 341-3080 (International).  The conference call identification number is 8442337.

About Alliance Imaging
Alliance Imaging is a leading national provider of shared-service and fixed-site diagnostic imaging services, based upon annual revenue and number of diagnostic imaging systems deployed.  Alliance provides imaging and therapeutic services primarily to hospitals and other healthcare providers on a shared and full-time service basis, in addition to operating a growing number of fixed-site imaging centers.  The Company had 489 diagnostic imaging systems, including 331 MRI systems and 73 PET or PET/CT systems, and served over 1,000 clients in 43 states at December 31, 2006.  Of these 489 diagnostic imaging systems, 68 were located in fixed-sites, which includes systems installed in hospitals or other buildings on or near hospital campuses, medical groups’ offices, or medical buildings and retail sites.

Forward-Looking Statements
This press release contains forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  These statements involve risks and uncertainties that could cause actual results to differ materially from those projected.  For a complete list of risks and uncertainties, please refer to the Risk Factor section of the Company’s Form 10-Q for the quarter ended September 30, 2006 filed with the Securities and Exchange Commission.

# # #

ALLIANCE IMAGING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME
(Unaudited)
(in thousands, except per share amounts)

	Fourth Quarter Ended		Year Ended
	December 31,		December 31,
	2005	2006	2005	2006

Revenues	$110,192	$111,659	$430,788	$455,775

Costs and expenses:
Cost of revenues, excluding depreciation and amortization	62,565	61,607	226,294	242,954
Selling, general and administrative expenses	10,967	12,918	48,077	53,955
Employment agreement costs	—	—	366	—
Severance and related costs	826	209	826	745
Depreciation expense	21,194	20,659	82,505	83,397
Amortization expense	1,235	1,230	3,954	4,933
Interest expense, net of interest income	9,805	9,638	37,491	39,981
Other (income) and expense, net	(68)	(1,527)	(399)	45
Total costs and expenses	106,524	104,734	399,114	426,010
Income before income taxes, minority interest expense, and earnings from unconsolidated investees	3,668	6,925	31,674	29,765
Income tax expense	1,655	2,589	13,450	12,990
Minority interest expense	212	489	1,718	2,075
Earnings from unconsolidated investees	(747)	(1,226)	(3,343)	(5,371)
Net income	$2,548	$5,073	$19,849	$20,071

Comprehensive income, net of taxes:
Net income	$2,548	$5,073	$19,849	$20,071
Unrealized gain (loss) on hedging transactions, net of taxes	1,450	(625)	3,495	(815)
Comprehensive income, net of taxes:	$3,998	$4,448	$23,344	$19,256

Earnings per common share:
Basic	$0.05	$0.10	$0.40	$0.40
Diluted	$0.05	$0.10	$0.39	$0.40

Weighted average number of shares of common stock and common stock equivalents:
Basic	49,569	49,907	49,378	49,780
Diluted	50,028	50,596	50,262	50,335

ALLIANCE IMAGING, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	December 31,	December 31,
	2005	2006
ASSETS
Current assets:
Cash and cash equivalents	$13,421	$16,440
Accounts receivable, net of allowance for doubtful accounts	48,236	51,569
Deferred income taxes	6,186	19,649
Prepaid expenses and other current assets	3,686	4,211
Other receivables	8,983	8,096
Total current assets	80,512	99,965

Equipment, at cost	752,128	769,967
Less accumulated depreciation	(393,179)	(425,790)
Equipment, net	358,949	344,177

Goodwill	154,656	150,069
Other intangible assets, net	39,071	35,782
Deferred financing costs, net	8,236	6,947
Other assets	33,918	27,036
Total assets	$675,342	$663,976

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$23,672	$14,525
Accrued compensation and related expenses	14,088	16,993
Accrued interest payable	4,561	4,320
Income taxes payable	87	637
Other accrued liabilities	29,064	31,531
Current portion of long-term debt	7,781	2,858
Total current liabilities	79,253	70,864

Long-term debt, net of current portion	418,260	373,026
Senior subordinated notes	153,541	153,541
Minority interests and other liabilities	4,400	4,376
Deferred income taxes	60,144	78,860
Total liabilities	715,598	680,667

Stockholders’ deficit:
Common stock	496	499
Additional paid-in deficit	(11,876)	(7,570)
Accumulated comprehensive income	3,217	2,402
Accumulated deficit	(32,093)	(12,022)
Total stockholders’ deficit	(40,256)	(16,691)

Total liabilities and stockholders’ deficit	$675,342	$663,976

ALLIANCE IMAGING, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Year Ended December 31,
	2005	2006
Operating activities:
Net income	$19,849	$20,071
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	2,638	3,901
Non-cash share-based compensation	278	2,751
Depreciation and amortization	86,459	88,330
Amortization of deferred financing costs	2,203	1,597
Distributions (less than) greater than equity in undistributed income of investees	(478)	728
Deferred income taxes	12,814	10,713
(Gain) loss on sale of assets	(400)	45
Changes in operating assets and liabilities:
Accounts receivable	3,062	(7,302)
Prepaid expenses and other current assets	(583)	(525)
Other receivables	(5,586)	887
Other assets	(1,390)	100
Accounts payable	1,716	(9,036)
Accrued compensation and related expenses	(1,768)	2,905
Accrued interest payable	3,844	(241)
Income taxes payable	(778)	550
Other accrued liabilities	4,983	2,528
Minority interests and other liabilities	211	(112)
Net cash provided by operating activities	127,074	117,890

Investing activities:
Equipment purchases	(76,460)	(75,007)
(Increase) decrease in deposits on equipment	(9,652)	3,132
Acquisitions, net of cash received	(50,207)	—
Proceeds from sale of assets	1,882	6,532
Net cash used in investing activities	(134,437)	(65,343)

Financing activities:
Principal payments on equipment debt	(7,004)	(3,461)
Proceeds from equipment debt	1,450	—
Principal payments on revolving loan facility	(25,000)	(57,000)
Proceeds from revolving loan facility	69,000	27,500
Principal payments on term loan facility	(39,500)	(17,675)
Payments of debt issuance costs	(1,175)	(308)
Proceeds from exercise of employee stock options	2,292	1,416
Net cash provided by (used in) financing activities	63	(49,528)

Net (decrease) increase in cash and cash equivalents	(7,300)	3,019
Cash and cash equivalents, beginning of period	20,721	13,421
Cash and cash equivalents, end of period	$13,421	$16,440

ALLIANCE IMAGING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)

(Unaudited)

(in thousands)

	Year Ended December 31,
	2005	2006

Supplemental disclosure of cash flow information:
Interest paid	$32,052	$39,302
Income taxes paid, net of refunds	1,356	2,059

Supplemental disclosure of non-cash investing and financing activities:
Net book value of assets exchanged	$9,261	$6,851
Capital lease obligations assumed for the purchase of equipment debt	3,924	3,251
Equipment debt transferred to unconsolidated investee	—	(2,772)
Comprehensive income from hedging transactions, net of taxes	3,495	(815)

ALLIANCE IMAGING, INC.

ADJUSTED EBITDA

(in thousands)

Adjusted EBITDA represents net income before interest expense, net of interest income; income taxes; depreciation expense; amortization expense; minority interest expense; non-cash share-based compensation; a maximum of $750,000 of severance and related costs in each fiscal year; a class action lawsuit settlement, and other non-cash charges.  Adjusted EBITDA is not a presentation made in accordance with accounting principles generally accepted in the United States of America.  Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as  a measure of profitability or liquidity.  Adjusted EBITDA is included because the Company’s amended credit agreement uses a measure similar to this to calculate the Company’s compliance with covenants such as interest coverage ratio (as defined in Section 7.6A of the Company’s amended credit agreement), consolidated leverage ratio (as defined in Section 7.6B of the Company’s amended credit agreement) and consolidated senior leverage ratio (as defined in Section 7.6J of the Company’s amended credit agreement).  The Company’s failure to comply with these covenants could result in the amounts borrowed under these instruments, together with accrued interest and fees, becoming immediately due and payable.  If the Company is not able to refinance this debt when it becomes due, the Company could become subject to bankruptcy proceedings.  Per the credit agreement, the Company was required to maintain a maximum consolidated leverage ratio not to exceed 4.00 to 1.00 as of both December 31, 2005 and 2006, and maintain a minimum interest coverage ratio in excess of 2.50 to 1.00 and 2.75 to 1.00 for the quarters ended December 31, 2005 and 2006, respectively.  As a result of the fourth amendment to the credit agreement, beginning December 31, 2005, the Company was further required to maintain a maximum consolidated senior leverage ratio not to exceed 3.00 to 1.00 for the duration of the agreement.  The Company was in compliance with these covenants for the quarters ended December 31, 2005 and 2006.  While Adjusted EBITDA is used to measure the Company’s compliance with its debt covenants, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The calculation of Adjusted EBITDA in accordance with the Company’s amended credit agreement is shown below:

	4th Quarter Ended December 31,		Year Ended December 31,
	2005	2006	2005	2006
Net income	$2,548	$5,073	$19,849	$20,071
Income tax expense	1,655	2,589	13,450	12,990
Interest expense, net of interest income	9,805	9,638	37,491	39,981
Amortization expense	1,235	1,230	3,954	4,933
Depreciation expense	21,194	20,659	82,505	83,397
Non-cash share-based compensation (included in selling, general and administrative expenses)	90	786	279	2,751
Minority interest expense	212	489	1,718	2,075
Severance and related costs	750	209	750	745
Class action lawsuit settlement (included in cost of revenues, excluding depreciation and amortization)	—	—	—	2,500
Other non-cash charges (included in other income and expenses, net)	—	240	—	2,173
Adjusted EBITDA	$37,489	$40,913	$159,996	$171,616

ALLIANCE IMAGING, INC.

ADJUSTED EBITDA (continued)

(in thousands)

Consolidated leverage ratio, as of the last day of any fiscal quarter, is defined under our credit agreement as the ratio of the consolidated total debt as of that date to the consolidated Adjusted EBITDA for the four fiscal quarters ending on that date.  As of December 31, 2005 and 2006, our consolidated leverage ratio was as follows:

	December 31,
	2005	2006
Consolidated total debt	$579,582	$529,425
Last 12 months consolidated Adjusted EBITDA	159,996	171,616
Consolidated leverage ratio	3.62x	3.08x

Consolidated senior leverage ratio, as of the last day of any fiscal quarter, is defined under our credit agreement as the ratio of the consolidated senior debt as of that date to the consolidated Adjusted EBITDA for the four fiscal quarters ending on that date.  As of December 31, 2005 and 2006, our consolidated senior leverage ratio was as follows:

	December 31,
	2005	2006
Consolidated senior debt	$426,041	$375,884
Last 12 months consolidated Adjusted EBITDA	159,996	171,616
Consolidated senior leverage ratio	2.66x	2.19x

Interest coverage ratio is defined under our credit agreement as the ratio of consolidated Adjusted EBITDA to   consolidated cash interest expense for the four fiscal quarter period ending on the last day of any fiscal quarter.  As of December 31, 2005 and 2006, our interest coverage ratio was as follows:

	December 31,
	2005	2006
Last 12 months consolidated Adjusted EBITDA	$159,996	$171,616
Last 12 months consolidated cash interest expense	32,052	38,605
Interest coverage ratio	4.99x	4.45x

ALLIANCE IMAGING, INC.

SELECTED STATISTICAL INFORMATION

	Fourth Quarter Ended
	December 31,
	2005	2006
MRI
Average number of total systems	332.8	333.4
Average number of scan-based systems	281.7	260.8
Scans per system per day (scan-based systems)	9.27	9.37
Total number of scan-based MRI scans	177,769	167,817
Price per scan	$357.24	$358.27

Scan-based MRI revenue (in millions)	$63.5	$60.1
Non-scan based MRI revenue (in millions)	6.8	7.3
Total MRI revenue (in millions)	$70.3	$67.4

PET and PET/CT
Average number of systems	68.8	68.0
Scans per system per day	5.53	6.05
Total number of PET and PET/CT scans	21,531	25,575
Price per scan	$1,341	$1,327

Total PET and PET/CT revenue (in millions)	$28.9	$34.1

Revenue breakdown (in millions)
Total MRI revenue	$70.3	$67.4
PET and PET/CT revenue	28.9	34.1
Other modalities and other revenue	11.0	10.2
Total revenues	$110.2	$111.7

Total fixed-site revenue (in millions)	2005	2006
First quarter ended March 31	$15.6	$17.8
Second quarter ended June 30	17.4	18.9
Third quarter ended September 30	17.1	18.8
Fourth quarter ended December 31	17.4	17.8

Year ended December 31	$67.5	$73.3

ALLIANCE IMAGING, INC.

SELECTED STATISTICAL INFORMATION

MRI REVENUE GAP

(in millions)

The Company utilizes the MRI revenue gap as a statistical measure of its MRI client losses and new client contracts.  The MRI revenue gap is calculated by measuring the difference between (a) the quarterly MRI revenue run rate lost as a result of clients choosing to terminate contracts with the Company, excluding clients for which Alliance provides interim service and clients that the Company elects to terminate, and (b) projected quarterly new MRI revenue from new client contracts commencing service in the quarter.

The MRI revenue gap for the last eight calendar quarters and the last twelve month period ended December 31, 2006 is as follows:

	(a)	(b)
	Revenue	New	MRI
	Lost	Revenue	Revenue Gap
2005
First Quarter	$(9.4)	$5.9	$(3.5)
Second Quarter	(12.2)	8.8	(3.4)
Third Quarter	(14.2)	4.4	(9.8)
Fourth Quarter	(8.9)	9.7	0.8

2006
First Quarter	$(10.2)	$6.4	$(3.8)
Second Quarter	(6.4)	6.2	(0.2)
Third Quarter	(12.9)	4.8	(8.1)
Fourth Quarter	(9.2)	6.4	(2.8)

Last Twelve Months Ended
December 31, 2006	$(38.7)	$23.8	$(14.9)